Exhibit 99.1

First Advantage Delivers Record Fourth Quarter and Full Year Financial Results

Reports Sixth Consecutive Quarter of Double-Digit Revenue Growth

Fourth Quarter 2021 Financial Highlights

(All results compared to prior year period)

•
Revenues were $212.5 million, an increase of 35.8%, compared to $156.5 million in the prior year period
•
Net income was $15.4 million, compared to a net loss of $(5.9) million in the prior year period
•
Adjusted EBITDA1 was $69.4 million, compared to $44.6 million in the prior year period
•
Adjusted Net Income1 was $46.5 million, compared to $24.7 million in the prior year period

Full Year 2021 Financial Highlights

(All results compared to prior year periods; Successor period is defined as the period from February 1, 2020 through December 31, 2020; Predecessor period is defined as the period from January 1, 2020 through January 31, 2020)

•
Revenues were $712.3 million, compared to $472.4 million and $36.8 million for the Successor and Predecessor periods, respectively
•
Net income was $16.1 million, compared to a net loss of $(47.5) million and $(36.5) million for the Successor and Predecessor periods, respectively
•
Adjusted EBITDA1 was $226.3 million, compared to $139.8 million and $7.0 million for the Successor and Predecessor periods, respectively
•
Adjusted Net Income1 was $142.4 million, compared to $63.9 million and $1.4 million for the Successor and Predecessor periods, respectively

2022 Full Year Guidance

•
Introducing full year 2022 guidance ranges for revenues of $813 to $828 million, Adjusted EBITDA of $250 to $257 million, and Adjusted Net Income of $156 to $161 million2

ATLANTA, March 23, 2022 – First Advantage Corporation (NASDAQ: FA), a leading global provider of technology solutions for screening, verifications, safety, and compliance related to human capital, today announced financial results for the fourth quarter and full year ended December 31, 2021.

Key Financials

(Amounts in millions, except per share data and percentages)

	Three months ended December 31,
	2021	2020	Change
Revenues	$212.5	$156.5	35.8%
Income from operations	$25.3	$3.4	654.9%
Net income (loss)	$15.4	$(5.9)	NM
Net income (loss) margin	7.2%	(3.7)%
Diluted earnings (loss) per share	$0.10	$(0.05)	NM
Adjusted EBITDA[1]	$69.4	$44.6	55.5%
Adjusted EBITDA Margin[1]	32.7%	28.5%
Adjusted Net Income[1]	$46.5	$24.7	88.0%
Adjusted Diluted Earnings Per Share[1]	$0.31	$0.19	63.2%

1 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable respective GAAP measures.
Note: "NM" indicates not meaningful information.

“We are very pleased with our impressive fourth quarter financial performance, with revenues increasing 36% year-over-year, including broad-based strength across all of our key verticals and geographies. We delivered these results through a combination of existing customer base growth, upsell and cross-sell wins, new customer additions, and robust international growth. Additionally, macroeconomic and jobs market trends continued to provide tailwinds for hiring and screening globally,” said Scott Staples, Chief Executive Officer. “We also continued to advance our automation initiatives, proprietary databases, and operating efficiencies, resulting in a 56% increase in Adjusted EBITDA and a 415-basis-point increase in Adjusted EBITDA Margin for the quarter.”

Mr. Staples continued, “During the fourth quarter, we completed the previously announced acquisitions of Corporate Screening and MultiLatin, and, in early 2022, we acquired Form I-9 Compliance, which adds new Form I-9 and E-Verify compliance solutions to our product suite. Looking towards 2022, we remain focused on executing our vertical strategy and product innovation roadmap globally, which we expect will drive strong new customer, existing customer, and upsell and cross-sell performance. We expect to deliver continued impressive growth throughout 2022, fueled by the increasing power of our technology, robust automation, and exceptional customer experience, which helps our customers compete for talent and manage their human capital related risk in this dynamic jobs market.”

Balance Sheet and Cash Flow

During the fourth quarter of 2021, the Company generated $64.8 million of cash flow from operating activities and spent $6.1 million in purchases of property and equipment and capitalized software development costs. First Advantage ended the fourth quarter of 2021 with cash and cash equivalents of $292.6 million and total debt of $564.7 million, resulting in net debt of $272.1 million.

Full Year 2022 Guidance

The following table summarizes our full year 2022 guidance:

As of March 23, 2022
Revenues	$813 million – $828 million
Adjusted EBITDA[2]	$250 million – $257 million
Adjusted Net Income[2]	$156 million – $161 million
Capital expenditures (consisting of purchases of property and equipment and capitalized software development costs)	$28 million – $30 million

2 A reconciliation of the foregoing guidance for the non-GAAP metrics of Adjusted EBITDA and Adjusted Net Income to GAAP net income (loss) cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Actual results may differ materially from First Advantage’s full year 2022 guidance as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

First Advantage will host a conference call to review its results today, March 23, 2022, at 8:30 a.m. ET. To participate in the conference call, please dial (877) 313-2269 (domestic) or (470) 495-9550 (international) approximately ten minutes before the start. Please mention to the operator that you are dialing in for the First Advantage fourth quarter 2021 earnings call or provide conference code 2278043. The call also will be webcast live on the Company’s investor relations website at https://investors.fadv.com under the “News & Events” and then “Events & Presentations” section, where related presentation materials will be posted prior to the conference call.

Following the conference call, a replay of the webcast will be available on the Company’s investor relations website at https://investors.fadv.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” "target," “guidance,” the negative version of these words, or similar terms and phrases.

These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Such risks and uncertainties include, but are not limited to, the following:

•
the impact of COVID-19 and related risks on our results of operations, financial position, and/or liquidity;
•
our operations in a highly regulated industry and the fact that we are subject to numerous and evolving laws and regulations, including with respect to personal data and data security;
•
our reliance on third-party data providers;
•
negative changes in external events beyond our control, including our customers’ onboarding volumes, economic drivers which are sensitive to macroeconomic cycles, and the COVID-19 pandemic;
•
potential harm to our business, brand, and reputation as a result of security breaches, cyber-attacks, or the mishandling of personal data;
•
the continued integration of our platforms and solutions with human resource providers such as applicant tracking systems and human capital management systems as well as our relationships with such human resource providers;
•
disruptions, outages, or other errors with our technology and network infrastructure, including our data centers, servers, and third-party cloud and internet providers and our migration to the cloud;
•
our ability to obtain, maintain, protect and enforce our intellectual property and other proprietary information;
•
our indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from meeting our obligations; and
•
our Sponsor (Silver Lake Group, L.L.C., together with its affiliates, successors, and assignees) controls us and may have interests that conflict with ours or those of our stockholders.

For additional information on these and other factors that could cause First Advantage’s actual results to differ materially from expected results, please see our prospectus, dated November 10, 2021, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) of the Securities Act of 1933, as such factors may be updated from time to time in our filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Non-GAAP Financial Information

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” and “Adjusted Diluted Earnings Per Share.”

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share have been presented in this press release as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash provided by (used in) operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. The presentations of these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

We define Adjusted EBITDA as net income before interest, taxes, depreciation, and amortization, and as further adjusted for loss on extinguishment of debt, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues. We define Adjusted Net Income for a particular period as net income before taxes adjusted for debt-related costs, acquisition-related depreciation and amortization, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges, to which we then apply the related effective tax rate. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by adjusted weighted average number of shares outstanding—diluted. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, see the reconciliations included at the end of this press release. Numerical figures included in the reconciliations have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

About First Advantage

First Advantage (NASDAQ: FA) is a leading global provider of technology solutions for screening, verifications, safety, and compliance related to human capital. The Company delivers innovative solutions and insights that help customers manage risk and hire the best talent. Enabled by its proprietary technology, First Advantage’s products and solutions help companies protect their brands and provide safer environments for their customers and their most important resources: employees, contractors, contingent workers, tenants, and drivers. Headquartered in Atlanta, Georgia, First Advantage performs screens in over 200 countries and territories on behalf of its more than 33,000 customers. For more information about First Advantage, visit the Company’s website at https://fadv.com/.

Contacts

Investors:

Stephanie D. Gorman

Vice President, Investor Relations

Stephanie.Gorman@fadv.com

(888) 314-9761

Consolidated Financial Statements

First Advantage Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

	Successor	Successor
	December 31,	December 31,
(in thousands, except share and per share amounts)	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$292,642	$152,818
Restricted cash	148	152
Short-term investments	941	1,267
Accounts receivable (net of allowance for doubtful accounts of $1,258 and $967 at December 31, 2021 and December 31, 2020, respectively)	155,772	111,363
Prepaid expenses and other current assets	14,365	8,699
Income tax receivable	2,292	3,479
Total current assets	466,160	277,778
Property and equipment, net	154,309	190,282
Goodwill	793,892	770,089
Trade name, net	79,585	87,702
Customer lists, net	384,766	435,661
Deferred tax asset, net	1,413	807
Other assets	6,456	1,372
TOTAL ASSETS	$1,886,581	$1,763,691
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$53,977	$44,117
Accrued compensation	30,054	18,939
Accrued liabilities	21,829	25,200
Current portion of long-term debt	—	6,700
Income tax payable	2,573	2,451
Deferred revenue	873	431
Total current liabilities	109,306	97,838
Long-term debt (net of deferred financing costs of $9,879 and $26,345 at December 31, 2021 and December 31, 2020, respectively)	554,845	778,605
Deferred tax liability, net	84,653	86,770
Other liabilities	5,539	6,208
Total liabilities	754,343	969,421
EQUITY
Common stock - $0.001 par value; 1,000,000,000 shares authorized, 152,901,040 and 130,000,000 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	153	130
Additional paid-in-capital	1,165,163	839,148
Accumulated deficit	(31,441)	(47,492)
Accumulated other comprehensive (loss) income	(1,637)	2,484
Total equity	1,132,238	794,270
TOTAL LIABILITIES AND EQUITY	$1,886,581	$1,763,691

First Advantage Corporation

Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Interim Periods		Annual Periods
	Successor		Successor		Predecessor
(in thousands, except share and per share amounts)	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Period from February 1, 2020 through December 31, 2020	Period from January 1, 2020 through January 31, 2020
REVENUES	$212,532	$156,544	$712,295	$472,369	$36,785

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization below)	107,206	83,584	352,170	240,287	20,265
Product and technology expense	11,961	11,706	45,507	32,201	3,189
Selling, general, and administrative expense	31,724	20,658	107,980	66,864	11,235
Depreciation and amortization	36,322	37,242	142,815	135,057	2,105
Total operating expenses	187,213	153,190	648,472	474,409	36,794
INCOME (LOSS) FROM OPERATIONS	25,319	3,354	63,823	(2,040)	(9)

OTHER EXPENSE (INCOME):
Interest expense	3,107	9,509	25,122	47,914	4,514
Interest income	(10)	(248)	(150)	(530)	(25)
Loss on extinguishment of debt	—	—	13,938	—	10,533
Transaction expenses, change in control	—	—	—	9,423	22,370
Total other expense	3,097	9,261	38,910	56,807	37,392
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	22,222	(5,907)	24,913	(58,847)	(37,401)
Provision (benefit) for income taxes	6,837	(47)	8,862	(11,355)	(871)
NET INCOME (LOSS)	$15,385	$(5,860)	$16,051	$(47,492)	$(36,530)

Foreign currency translation (loss) income	(2,527)	3,648	(4,121)	2,484	(31)
COMPREHENSIVE INCOME	$12,858	$(2,212)	$11,930	$(45,008)	$(36,561)

NET INCOME (LOSS)	$15,385	$(5,860)	$16,051	$(47,492)	$(36,530)
Basic net income (loss) per share	$0.10	$(0.05)	$0.11	$(0.37)	n/a
Diluted net income (loss) per share	$0.10	$(0.05)	$0.11	$(0.37)	n/a
Weighted average number of shares outstanding - basic	150,119,568	130,000,000	140,480,590	130,000,000	n/a
Weighted average number of shares outstanding - diluted	152,284,628	130,000,000	141,687,384	130,000,000	n/a
Basic net (loss) income per unit	n/a	n/a	n/a	n/a	$(0.24)
Diluted net (loss) income per unit	n/a	n/a	n/a	n/a	$(0.24)
Weighted average units outstanding - basic	n/a	n/a	n/a	n/a	149,686,460
Weighted average units outstanding - diluted	n/a	n/a	n/a	n/a	149,686,460

First Advantage Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Successor		Predecessor
(in thousands)	Year Ended December 31, 2021	Period from February 1, 2020 through December 31, 2020	Period from January 1, 2020 through January 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$16,051	$(47,492)	$(36,530)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	142,815	135,057	2,105
Loss on extinguishment of debt	13,938	—	10,533
Amortization of deferred financing costs	5,936	3,242	569
Bad debt (recovery) expense	(17)	350	102
Deferred taxes	(2,924)	(16,747)	(997)
Share-based compensation	9,530	1,876	3,976
(Gain) on foreign currency exchange rates	(575)	(31)	(82)
Loss on disposal of fixed assets	76	19	8
Change in fair value of interest rate swaps	(2,284)	3,616	—
Changes in operating assets and liabilities:
Accounts receivable	(40,842)	(28,541)	9,384
Prepaid expenses and other current assets	(5,430)	3,561	(4,604)
Other assets	(5,072)	55	(62)
Accounts payable	7,516	16,530	(8,871)
Accrued compensation and accrued liabilities	8,541	880	4,102
Deferred revenue	196	(271)	11
Other liabilities	(87)	826	767
Income taxes receivable and payable, net	1,309	(79)	373
Net cash provided by (used in) operating activities	148,677	72,851	(19,216)
CASH FLOWS FROM INVESTING ACTIVITIES
Changes in short-term investments	305	257	(163)
Acquisitions of businesses, net of cash acquired	(48,934)	—	—
Purchases of property and equipment	(7,313)	(5,304)	(951)
Capitalized software development costs	(16,485)	(10,522)	(929)
Net cash used in investing activities	(72,427)	(15,569)	(2,043)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts and commissions	320,559	—	—
Payments of initial public offering issuance costs	(4,034)	—	—
Shareholder distribution	(313)	—	—
Capital contributions	241	59,423	41,143
Distributions to Predecessor Members and Optionholders	—	(5,834)	(17,991)
Borrowings from Successor First Lien Credit Facility	261,413	—	—
Repayments of Successor First Lien Credit Facility	(363,875)	(3,350)	—
Repayment of Successor Second Lien Credit Facility	(146,584)	—	—
Borrowings on Successor Revolver	—	25,000	—
Repayments on Successor Revolver	—	(25,000)	—
Repayment of Predecessor First Lien Credit Facility	—	—	(34,000)
Payments of debt issuance costs	(1,257)	(1,397)	—
Payments on capital lease obligations	(1,652)	(2,438)	(274)
Payments on deferred purchase agreements	(705)	—	—
Proceeds from stock option exercises	387	—	—
Net settlement of stock option exercises	(332)	—	—
Net cash provided by (used in) financing activities	63,848	46,404	(11,122)
Effect of exchange rate on cash, cash equivalents, and restricted cash	(278)	1,021	(102)
Increase (decrease) in cash, cash equivalents, and restricted cash	139,820	104,707	(32,483)
Cash, cash equivalents, and restricted cash at beginning of period	152,970	48,263	80,746
Cash, cash equivalents, and restricted cash at end of period	$292,790	$152,970	$48,263

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$10,361	$4,786	$279
Cash paid for interest	$23,029	$41,145	$224
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash property and equipment additions	$3,643	$88	$289
Distributions declared to Optionholders but not paid	$—	$—	$781

Reconciliation of Consolidated Non-GAAP Financial Measures

	Interim Periods		Annual Periods
	Successor		Successor		Predecessor
(in thousands)	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Period from February 1, 2020 through December 31, 2020	Period from January 1, 2020 through January 31, 2020
Net income (loss)	$15,385	$(5,860)	$16,051	$(47,492)	$(36,530)
Interest expense, net	3,097	9,261	24,972	47,384	4,489
Provision (benefit) for income taxes	6,837	(47)	8,862	(11,355)	(871)
Depreciation and amortization	36,322	37,242	142,815	135,057	2,105
Loss on extinguishment of debt	—	—	13,938	—	10,533
Share-based compensation	4,961	545	9,530	1,876	3,976
Transaction and acquisition-related charges(a)	2,804	568	9,314	10,146	22,840
Integration and restructuring charges(b)	—	3,125	584	3,413	327
Other(c)	32	(189)	228	747	153
Adjusted EBITDA	$69,438	$44,645	$226,294	$139,776	$7,022
Revenues	212,532	156,544	712,295	472,369	36,785
Adjusted EBITDA Margin	32.7%	28.5%	31.8%	29.6%	19.1%
a)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Additionally, the three months and year ended December 31, 2021 (Successor) include incremental professional service fees incurred related to the initial public offering, the registered common stock offering by certain selling stockholders in November 2021, and a transaction bonus program related to one of the Company’s 2021 acquisitions.
b)
Represents charges from organizational restructuring and integration activities outside of the ordinary course of business.
c)
Represents non-cash and other charges primarily related to legal exposures inherited from legacy acquisitions, foreign currency (gains) losses, and (gains) losses on the sale of assets.

Reconciliation of Consolidated Non-GAAP Financial Measures (continued)

	Interim Periods		Annual Periods
	Successor		Successor		Predecessor
(in thousands)	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Period from February 1, 2020 through December 31, 2020	Period from January 1, 2020 through January 31, 2020
Net income (loss)	$15,385	$(5,860)	$16,051	$(47,492)	$(36,530)
Provision (benefit) for income taxes	6,837	(47)	8,862	(11,355)	(871)
Income (loss) before provision for income taxes	22,222	(5,907)	24,913	(58,847)	(37,401)
Debt-related costs(a)	440	898	20,143	3,242	11,102
Acquisition-related depreciation and amortization(b)	31,818	34,270	126,865	125,419	848
Share-based compensation	4,961	545	9,530	1,876	3,976
Transaction and acquisition-related charges(c)	2,804	568	9,314	10,146	22,840
Integration and restructuring charges(d)	—	3,125	584	3,413	327
Other(e)	32	(189)	228	747	153
Adjusted Net Income before income tax effect	62,277	33,310	191,577	85,996	1,845
Less: Income tax effect(f)	15,747	8,561	49,178	22,101	474
Adjusted Net Income	$46,530	$24,749	$142,399	$63,895	$1,371

	Interim Periods		Annual Periods
	Successor		Successor		Predecessor
	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020	Year Ended December 31, 2021	Period from February 1, 2020 through December 31, 2020	Period from January 1, 2020 through January 31, 2020
Diluted net income (loss) per share (GAAP)	$0.10	$(0.05)	$0.11	$(0.37)	$(0.24)
Adjusted Net Income adjustments per share
Income taxes	0.04	(0.00)	0.06	(0.09)	(0.01)
Debt-related costs(a)	0.00	0.01	0.14	0.02	0.07
Acquisition-related depreciation and amortization(b)	0.21	0.26	0.90	0.96	0.01
Share-based compensation	0.03	0.00	0.07	0.01	0.03
Transaction and acquisition-related charges(c)	0.02	0.00	0.07	0.08	0.15
Integration and restructuring charges(d)	—	0.02	0.00	0.03	0.00
Other(e)	0.00	(0.00)	0.00	0.01	0.00
Adjusted income tax effect(f)	(0.10)	(0.07)	(0.35)	(0.17)	(0.00)
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.31	$0.19	$1.01	$0.49	$0.01

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding—diluted (GAAP)	152,284,628	130,000,000	141,687,384	130,000,000	149,686,460
Options and restricted stock not included in weighted average number of shares outstanding—diluted (GAAP) (using treasury stock method)	—	—	—	—	—
Adjusted weighted average number of shares outstanding—diluted (Non-GAAP)	152,284,628	130,000,000	141,687,384	130,000,000	149,686,460
a)
Represents the loss on extinguishment of debt and non-cash interest expense related to the amortization of debt issuance costs for the financing for the "Silver Lake Transaction" (On January 31, 2020, a fund managed by Silver Lake acquired substantially all of the Company's equity interests from the Predecessor equity owners, primarily funds managed by Symphony Technology Group).
b)
Represents the depreciation and amortization expense related to intangible assets and developed technology assets recorded due to the application of ASC 805, Business Combinations.
c)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Additionally, the three months and year ended December 31, 2021 (Successor) include incremental professional service fees incurred related to the initial public offering, the registered common stock offering by certain selling stockholders in November 2021, and a transaction bonus program related to one of the Company’s 2021 acquisitions.
d)
Represents charges from organizational restructuring and integration activities outside of the ordinary course of business.
e)
Represents non-cash and other charges primarily related to legal exposures inherited from legacy acquisitions, foreign currency (gains) losses, and (gains) losses on the sale of assets.
f)
Effective tax rates of approximately 25.7%, 25.3%, and 25.7% have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the 2020 periods, three months ended December 31, 2021, and year ended December 31, 2021, respectively. As of December 31, 2021, we had net operating loss carryforwards of approximately $120.1 million, $147.5 million, and $25.1 million for federal, state, and foreign income tax purposes, respectively, available to reduce future income subject to income taxes. As a result, the amount of actual cash taxes we pay for federal, state and foreign income taxes differs significantly from the effective income tax rate computed in accordance with GAAP, and from the normalized rates shown above.